06-33						November 3, 2006


Please be advised that as of the close of trading on Friday, November 3, 2006, the units of Handheld Entertainment, Inc. (HDE/U) cusip 410247 30 8 will cease to trade.
Handheld Entertainment warrants (HDE&W) cusip 410247 11
8 will commence trading as of the open of trading on Monday, N ovember 6, 2006. Handheld Entertainment common stock (HDE) cusip 410247 20 9 will remain valid.
________________________________________________________________


06-26						August 16, 2006

Notice of Admission to Dealings
New Primary Issue

Handheld Entertainment, Inc. - Units


Securities to be Listed:	1,200,000 Units

Please be advised that the units of Handheld Entertainment
 (HDE/U) cusip number 410247 30 8 will commence trading
at the open, August 16, 2006.
_________________________________________________________________


06-23						August 15, 2006

Notice of Admission to Dealings
New Primary Issue

Handheld Entertainment, Inc.


Securities to be Listed:	16,110,337 Shares of Common Stock



Admission to Dealings Date:	August 15, 2006

Symbol and Cusip Number:	HDE	410247 20 9


Specialist Firm:		Commonwealth Financial


Business:
Handheld Entertainment designs, develops and markets
Portable Media Players (PMP) and delivers digital content through their website, www.zvue.com. The company is focused on two multi-billion dollar markets - portable digital media
devices, and distributed digital content.   Their strategy is
to capitalize on the synergy between portable digital entertainment products and related digital content.
Handheld offers consumers easy to use mobile devices, as well as access to a library of audio and video digital content. Their ZVUE devices have been designed to be compatible with virtually all formats of content.

Company Contact Name and Title:	Jeff Oscodar

Address:				Handheld Entertainment, Inc.
					539 Bryant Street, Suite 403
San Francisco, CA 94107

Telephone:				(415) 495-6470
Transfer Agent and Registrar:	American Stock & Trust Company

Anthony K. Stankiewicz, Esq.
Corporate Secretary's Office